UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 05, 2026

THE GREENBRIER COMPANIES, INC.

(Exact name of Registrant as Specified in Its Charter)

Oregon	001-13146	93-0816972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Centerpointe Drive Suite 200
Lake Oswego, Oregon		97035
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (503) 684-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock without par value	GBX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement

On May 5, 2026 (the “Effective Date”), The Greenbrier Companies, Inc. (“Greenbrier”) entered into a Sixth Amendment to Fourth Amended and Restated Credit Agreement (the “Sixth Amendment”), with Bank of America, N.A. (“BofA”), as Administrative Agent (the “Facility Agent”), the guarantors party thereto, and the lenders party thereto, which amends that certain Fourth Amended and Restated Credit Agreement, dated as of September 26, 2018 (as amended prior to the Effective Date, the “Original Credit Facility”), by and among Greenbrier, the Facility Agent, the lending institutions party thereto from time to time, and the other parties party thereto.

In addition, on the Effective Date, Greenbrier Leasing Company LLC (“GLC”), a wholly-owned subsidiary of Greenbrier, entered into a Third Amendment to Amended and Restated Credit Agreement (the “Third Amendment”), with BofA, as Administrative Agent (the “Term Agent”), and the lenders party thereto, which amends that certain Amended and Restated Credit Agreement, dated as of September 26, 2018 (as amended prior to the Effective Date, the “Original Term Facility”), by and among GLC, the Term Agent, and the lending institutions party thereto from time to time.

Sixth Amendment to Original Credit Facility

The Sixth Amendment provides for removal of the “SOFR Adjustment” in respect of interest rates determined with reference to Term SOFR and makes certain conforming changes related thereto.

Third Amendment to Original Term Facility

The Third Amendment provides for (i) a refinancing of the existing term loans under the Original Term Facility, resulting in aggregate term loans outstanding on the Effective Date of $300 million (the “Amended Term Loan”) and (ii) a delayed draw term loan facility (the “Delayed Draw Term Loan Facility”) in an aggregate amount of up to $125 million (“Delayed Draw Term Loans”), which has an availability period of six (6) months from the Effective Date and is subject to the satisfaction of certain conditions. The proceeds from the Amended Term Loan and Delayed Draw Term Loans will be used for general corporate purposes (including to expand GLC’s leasing fleet). The interest rate of the Amended Term Loan and the Delayed Draw Term Loans is the same as the existing term loans under the Original Term Facility; the maturity date of the Amended Term Loan and the Delayed Draw Term Loans is May 5, 2032. A commitment fee is required to be paid on the undrawn portion of the Delayed Draw Term Loan Facility.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 7.01 - Regulation FD Disclosure

On May 5, 2026, The Greenbrier Companies, Inc. issued a press release announcing the new term loans. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit

No. Description

99.1 Press Release dated May 5, 2026 of The Greenbrier Companies, Inc. announcing the new term loans.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREENBRIER COMPANIES, INC.

Date: May 5, 2026	By:	/s/ Michael J. Donfris
Michael J. Donfris
Senior Vice President, Chief Financial Officer